As filed with the Securities and Exchange Commission on August 18, 2017 Registration No. 333-_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM S-3
REGISTRATION STATEMENT
Under The Securities Act of 1933
____________________
SOCKET MOBILE, INC.
(Exact name of Registrant as specified in its charter)
____________________

Delaware	94-3155066
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
39700 Eureka Drive Newark, CA 94560 (510) 933-3000
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
____________________
David W. Dunlap Chief Financial Officer Socket Mobile, Inc. 39700 Eureka Drive Newark, CA 94560 (510) 933-3035
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________
Copies to:
Herbert P. Fockler, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300
____________________

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [_]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [_] Accelerated filer [_] Non-accelerated filer [_] Smaller reporting company [X]

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	972,884 shares	$4.11	$3,998,553	$463.43

(1)    Consists of 972,884 shares of Common Stock that are issuable by the Registrant upon the conversion of subordinated convertible notes issued September 4, 2013 and maturing on September 4, 2017, plus an indeterminate number of additional shares of Common Stock as may from time to time be issued with respect to the foregoing securities as a result of stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events, which shares shall be deemed registered hereunder pursuant to Rule 416 under the Securities Act.

(2)    Estimated solely for the purpose of calculation of the registration fee pursuant to Rule 457(c) under the Securities Act based on a per share price of $4.11, the average of the high and low reported sales prices of the Registrant’s Common Stock on the NASDAQ Capital Market on August 17, 2017.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST __, 2017

PROSPECTUS

972,884 Shares

Socket Mobile, Inc.

Common Stock

____________________

This prospectus relates to 972,884 shares of our Common Stock which may be sold from time to time by certain stockholders set forth in the “Selling Stockholders” section of this prospectus. The shares offered by this prospectus represent shares issuable upon conversion of subordinated convertible notes and accrued interest to the selling stockholders or their transferees.

The prices at which the selling stockholders or their transferees may sell the shares may be determined by the prevailing market prices for the shares or in negotiated transactions. We will not receive any proceeds from the sale of the shares offered by this prospectus.

Our Common Stock is quoted on the Nasdaq Capital Market under the symbol “SCKT.” On August __, 2017, the last reported sale price for our Common Stock on the Nasdaq Capital Market was $__ per share.

Investment in the securities involves a high degree of risk. See “Risk Factors” beginning on page 3.

____________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August __, 2017.

PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our Common Stock. You should read the entire prospectus carefully, especially the risks of investing in our Common Stock discussed under “Risk Factors.”

The Company

We are a leading producer of data capture products for mobile applications used in mobile point of sale (mPOS), enterprise mobility, asset tracking, control systems, logistics, event management, medical and education. Our primary products are cordless data capture devices that connect over Bluetooth and work with applications running on smartphones, tablets and mobile computers using operating systems from Apple® (iOS), Google™ (Android™) and Microsoft® (Windows®). We focus on serving the needs of software application developers, as our barcode scanner sales are primarily driven by the deployment of barcode enabled mobile applications.

We design our own products and subcontract the manufacturing of product components to independent third-party contract manufacturers who are located in the U.S., Mexico, Singapore, China, and Taiwan and who have the equipment, know-how and capacity to manufacture products to our specifications. Final products are assembled, tested, packaged, and distributed at and from our Newark, California facility. We offer our products worldwide through two-tier distribution, enabling customers to purchase from a large number of on-line resellers around the world including some application developers. The geographic regions served by the Company include the Americas, Europe, Asia Pacific and Africa.

We believe growth in mobile applications and the mobile workforce are resulting from technical advances in mobile technologies, cost reductions in mobile devices and the growing adoption by businesses of mobile applications running on smartphones and tablets, building a growing demand for products like ours. Our data capture products address the growing need for speed and accuracy by today’s mobile workers and by the systems supporting those workers, thereby enhancing their productivity and allowing them to exploit time sensitive opportunities and improve customer satisfaction.

We offer barcode scanning products for both 1D (imager and laser) and 2D barcode scanning in standard and durable cases. Our 7 Series standard barcode scanners are lightweight and ergonomically designed for easy handling as stand-alone cordless barcode scanners. The 7 Series scanners come in six vivid colors, blue, gray, green, red, white and yellow. Our DuraScan® line of durable barcode scanners come in three models: linear imager (D700), laser (D730) and 2D imager (D750). Using the same ergonomic form factor as our 7 Series, these barcode scanners have an IP54 durability rating and improved usability features and come in industrial colors: Construction Orange, Safety Green and Utility Gray. Our SocketScan™ 800 Series cordless barcode scanners come in linear imaging (S800) and 2D models (S850) and are designed to be attachable, with an easily detachable clip, to smartphones and other mobile devices for more integrated barcode scanning. The 800 Series scanners can also be used in simple handheld mode. Our 800 series sleeve solution, “DuraCase®”, is designed to keep an iPod or smartphone and a barcode scanner together, enabling both devices to be used and charged simultaneously and easily operated with a single hand.

1

Our Software Developer Kit (“SDK”) supports all of our data capture devices (both barcode reader and Smartcard Reader Writer) with a single installation, making it easy for a developer to integrate our data capture capabilities into their application centric solutions, while giving the customer the ability to select the products that work best for them. Our SDK enables the developers to modify, control the placement of the captured data in their application, and control feedback to the user that the transaction and transmission was successfully completed. Socket Mobile’s SDK also enables the built-in camera in a customer’s smartphone or tablet to be used for occasional or lower volume data collection requirements.

We expect to deliver our D600 Contactless Reader Writer in Q3 2017. The D600 is our first handheld device capable of reading data from RFID tags or from smartphones leveraging near-field communication capabilities. RFID tags are used in many applications, like digital wallet applications for loyalty cards, identification cards, payment cards, coupons, event tickets and others that leverage the exchange of electronic “tokens”. These tokens can be exchanged via NFC enabled devices. We are also incorporating the RFID reader/writer technology into the base of a retail accessory stand that enables customers to scan barcoded documents. We had early engagement from our developer community as we finalized the D600, and we continue working with our registered developers to explore the data capture opportunities around RFID/NFC.

Extended warranty programs are available for all of our data capture products.

Cordless barcode scanning represented 86 percent of our revenue in 2016, and 98 percent of our revenue in the first half of 2017. Service revenue represented 2 percent of our revenue in 2016 and 1 percent of our revenue in the first half of 2017. Handheld computer and legacy product revenue represented 12 percent of our revenue in 2016. In 2016, we discontinued sales of our handheld mobile computer products as customers shifted to the use of smartphones and tablets. Total employee headcount at August 18, 2017 was 51.

Subordinated Convertible Notes

On September 4, 2013, we issued subordinated convertible notes (“Notes”) to certain of our officers and directors totaling $380,696 to replace $350,000 of notes plus accrued interest previously issued to these persons on August 1, 2012 and that matured on August 1, 2014 (“Old Notes”). The Notes are four-year notes maturing on September 4, 2017.

The principal amount of the Notes plus accrued interest are convertible into our Common Stock at the option of the holder at $1.25 per share. The Notes have an interest rate of 8% that compounds at the end of each quarter and have a holder call provision that became effective on September 4, 2014. The Notes are secured by all of our assets, but are subordinated to amounts outstanding under our working capital bank lines of credit.

On September 4, 2013, the Company also issued a subordinated convertible note (“Replacement Note”) to a director of the Company totaling $371,929 to replace $350,000 of notes plus accrued interest issued to that person at various dates in November and December 2012 and that [all?] matured on August 1, 2014. The Replacement Note is a four-year note maturing on September 4, 2017. The principal amount of the Replacement Note plus accrued interest is convertible into our Common Stock at the option of the holder at $1.25 per share, has no holder call provision, and has an interest rate of 12% that compounds at the end of each quarter. The Replacement Note is secured by all of our assets, is subordinated to amounts outstanding under our working capital bank lines of credit and is pari passu with the Notes.

2

Both the Notes and Replacement Note were initially convertible at $2.44 per share and the Replacement Note had an initial interest rate of 18%. These terms changed to the terms described in the two preceding paragraphs following the full exercise on March 30, 2016 of warrants issued to Hudson Bay Master Fund pursuant to a financing transaction in 2010.

We issued these notes (together, “Subordinated Convertible Notes) in reliance on an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933 (the “Securities Act”), as amended, and Rule 506 of Regulation D promulgated thereunder. As of the filing date for this registration statement, no principal or accrued interest under the Subordinated Convertible Notes has been converted into Common Stock by the holders. We are now registering for resale under this prospectus the maximum number of shares of Common Stock issuable to the investors upon conversion of the principal and accrued interest under the Subordinated Convertible Notes through their maturity date of September 4, 2017.

The Offering

Common Stock offered by selling stockholders	972,884 shares of our Common Stock issuable upon conversion of the Subordinated Convertible Notes, including 370,784 shares issuable for accrued interest through September 4, 2017.
Use of proceeds	We will not receive any proceeds from the sale of shares in this offering.
Nasdaq Capital Market symbol	SCKT

3

Corporate Information

We were founded in March 1992 as Socket Communications, Inc. and reincorporated in Delaware in 1995 prior to our initial public offering in June 1995. We have financed our operations since inception primarily from the sale of equity capital or convertible debt and a receivables-based revolving line of credit with our bank. We began doing business as Socket Mobile, Inc. in January 2007 to better reflect our market focus on the mobile business market and changed our legal name to Socket Mobile, Inc. in April 2008. Our Common Stock trades on the NASDAQ Capital Market under the symbol “SCKT”. Our principal executive offices are located at 39700 Eureka Drive, Newark, CA 94560, and our phone number is (510) 933-3000. Our Internet home page is located at http://www.socketmobile.com; however, the information on, or that can be accessed through, our home page is not part of this registration statement. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to such reports are available free of charge on or through our Internet home page as soon as reasonably practical after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

4

RISK FACTORS

An investment in the Common Stock offered by this prospectus involves a high degree of risk. You should carefully consider the risks described below, as well as the risks described in our annual and quarterly reports filed with the Securities and Exchange Commission, before deciding to purchase shares of our Common Stock. The risks described below are not the only ones that we face. Additional risks that generally apply to publicly traded companies, that are not yet identified or that we currently think are immaterial, may also adversely affect our company.

If any of the events, contingencies, circumstances or conditions described in the following risks actually occur, our business, financial condition or results of operations could be seriously harmed. The trading price of our Common Stock could, in turn, decline and you could lose all or part of your investment.

We may not maintain ongoing profitability.

To maintain ongoing profitability, we must accomplish numerous objectives, including continued growth in our business, ongoing support to registered developers whose applications support the use of our data capture products, and the development of successful new products. We cannot foresee with any certainty whether we will be able to achieve these objectives in the future. Accordingly, we may not generate sufficient net revenue or manage our expenses sufficiently to maintain ongoing profitability. If we cannot maintain ongoing profitability, we will not be able to support our operations from positive cash flows, and we would use our existing cash to support operating losses. If we are unable to secure the necessary capital to replace that cash, we may need to suspend some or all of our current operations.

We may require additional capital in the future, but that capital may not be available on reasonable terms, if at all, or on terms that would not cause substantial dilution to investors’ stock holdings.

We may need to raise capital to fund our growth or operating losses in future periods. Our forecasts are highly dependent on factors beyond our control, including market acceptance of our products and delays in deployments by businesses of applications that use our data capture products. Even if we maintain profitable operating levels, we may need to raise capital to provide sufficient working capital to fund our growth. If capital requirements vary materially from those currently planned, we may require additional capital sooner than expected. There can be no assurance that such capital will be available in sufficient amounts or on terms acceptable to us, if at all.

If application developers are not successful in their efforts to develop, market and sell their applications into which our software and products are incorporated, we may not achieve our sales projections.

We are dependent upon application developers to integrate our scanning and software products into their applications designed for mobile workers using smartphones, tablets and mobile computers, and to successfully market and sell those application products and solutions into the marketplace. We focus on serving the needs of application developers as sales of our data capture products are application driven. However, these developers may take considerable time to complete development of their applications, may experience delays in their development timelines, may develop competing applications, may be unsuccessful in marketing and selling their application products and solutions to customers, or may experience delays in customer deployments and implementations, which would adversely affect our ability to achieve our revenue projections.

5

Global economic conditions may have a negative impact on our business and financial condition in ways that we currently cannot predict, and may further limit our ability to raise additional funds.

Global economic conditions may have an impact on our business and our financial condition. We may face significant challenges if global economic growth slows down and conditions in the financial markets worsen. In particular, should these conditions cause our revenues to be materially less than forecast, we may find it necessary to initiate reductions in our expenses and defer product development program. In addition, our ability to access the capital markets and raise funds required for our operations may be severely restricted at a time when we would like, or need, to do so, which could have an adverse effect on our ability to meet our current and future funding requirements and on our flexibility to react to changing economic and business conditions.

Our quarterly operating results may fluctuate in future periods, which could cause our stock price to decline.

We expect to experience quarterly fluctuations in operating results in the future. We generally ship orders as received, and as a result we may have little backlog. Quarterly revenues and operating results therefore depend on the volume and timing of orders received during the quarter, which are difficult to forecast. Historically, we have often recognized a substantial portion of our revenue in the last month of the quarter. This subjects us to the risk that even modest delays in orders or in the manufacture of products relating to orders received, may adversely affect our quarterly operating results. Our operating results may also fluctuate due to factors such as:

•	the demand for our products;
•	the size and timing of customer orders;
•	unanticipated delays or problems in our introduction of new products and product enhancements;
•	the introduction of new products and product enhancements by our competitors;
•	the timing of the introduction and deployments of new applications that work with our products;
•	changes in the revenues attributable to royalties and engineering development services;
•	product mix;
•	timing of software enhancements;
•	changes in the level of operating expenses;
•	competitive conditions in the industry including competitive pressures resulting in lower average selling prices;
•	timing of distributors’ shipments to their customers;
•	delays in supplies of key components used in the manufacturing of our products; and
•	general economic conditions and conditions specific to our customers’ industries.

6

Because we base our staffing and other operating expenses on anticipated revenues, unanticipated declines or delays in the receipt of orders can cause significant variations in operating results from quarter to quarter. As a result of any of the foregoing factors, or a combination, our results of operations in any given quarter may be below the expectations of public market analysts or investors, in which case the market price of our common stock would be adversely affected.

In order to maintain the availability of our bank lines of credit we must remain in compliance with the covenants as specified under the terms of the credit agreements and the bank may exercise discretion in making advances to us.

Our credit agreements with our bank requires us to maintain cash and qualified receivables that are at least 1.75 times amounts borrowed and outstanding under the credit agreements. The agreements contain customary representations, warranties, covenants and events of default that limit our ability to incur additional liens or indebtedness, make distributions to our stockholders and make investments. The events of default entitle our bank to accelerate our obligations and require repayment of our outstanding indebtedness thereunder. These events of default include a breach of our payment obligations or covenants, a material impairment in our financial condition or ability to repay any indebtedness to our bank and the commencement of dissolution or insolvency proceedings. The agreement may be terminated by us or by our bank at any time. Upon such termination, our bank would no longer make advances under the credit agreement and outstanding advances would be repaid as receivables are collected. All advances are at our bank’s discretion and our bank is not obligated to make advances. Our bank has been granted a first priority security interest in all of our assets, including our intellectual property.

Deferred tax assets comprise a significant portion of our assets and are dependent upon future tax profitability to realize the benefits.

We have recorded deferred tax assets on our balance sheet because we believe that it is more likely than not that we will generate sufficient tax profitability in the future to realize the tax savings our deferred tax assets represent. If we do not achieve and maintain sufficient profitability, the tax savings represented by our deferred tax assets may never be realized and we would need to recognize a loss for those deferred tax assets.

Goodwill comprises a significant portion of our assets and may be subject to impairment write-downs in future periods which would substantially increase our losses, make it more difficult to achieve profitability, and could cause our stock price to decline.

We review our goodwill for impairment at least annually as of September 30th, and more often if factors suggest potential impairment. Many factors are considered in evaluating goodwill including our market capitalization, comparable companies within our industry, our estimates of our future performance, and discounted cash flow analysis. Many of these factors are highly subjective and may be negatively impacted by our financial results and market conditions in the future. We may incur goodwill impairment charges in the future and any future write-downs of our goodwill would adversely affect our operating results, make it more difficult to maintain profitability, and as a result the market price of our common stock could be adversely affected.

7

We may be unable to manufacture our products because we are dependent on a limited number of qualified suppliers for our components.

Several of our component parts are produced by one or a limited number of suppliers. Shortages or delays could occur in these essential components due to an interruption of supply or increased demand in the industry. Suppliers may choose to restrict credit terms or require advance payment causing delays in the procurement of essential materials. If we are unable to procure certain component parts, we could be required to reduce our operations while we seek alternative sources for these components, which could have a material adverse effect on our financial results. To the extent that we acquire extra inventory stocks to protect against possible shortages, we would be exposed to additional risks associated with holding inventory, such as obsolescence, excess quantities, or loss.

If we fail to develop and introduce new products rapidly and successfully, we will not be able to compete effectively, and our ability to generate sufficient revenues will be negatively affected.

The market for our products is prone to rapidly changing technology, evolving industry standards and short product life cycles. If we are unsuccessful at developing and introducing new products and services on a timely basis that include the latest technologies conform to the newest standards and that are appealing to end users, we will not be able to compete effectively, and our ability to generate significant revenues will be seriously harmed.

The development of new products and services can be very difficult and requires high levels of innovation. The development process is also lengthy and costly. Short product life cycles for smartphones and tablets expose our products to the risk of obsolescence and require frequent new product upgrades and introductions. We will be unable to introduce new products and services into the market on a timely basis and compete successfully, if we fail to:

•	invest significant resources in research and development, sales and marketing, and customer support;
•	identify emerging trends, demands and standards in the field of mobile computing products;
•	enhance our products by adding additional features;
•	maintain superior or competitive performance in our products; and
•	anticipate our end users’ needs and technological trends accurately.

We cannot be sure that we will have sufficient resources to make adequate investments in research and development or that we will be able to identify trends or make the technological advances necessary to be competitive.

A significant portion of our revenue currently comes from a limited number of distributors, and any decrease in revenue from these distributors could harm our business.

A significant portion of our revenue comes from a limited number of distributors. In the first half year of 2017 and 2016, Ingram Micro Inc., ScanSource, Inc., and BlueStar, Inc. together represented approximately 75% and 62%, respectively, of our worldwide revenues. We expect that a significant portion of our revenue will continue to depend on sales to a limited number of distributors. We do not have long-term commitments from our distributors to carry our products, and any of our distributors may from quarter to quarter comprise a significant concentration of our revenues. Any could choose to stop selling some or all of our products at any time, and each of these companies also carries our competitors’ products. If we lose our relationship with any of our significant distributors, we would experience disruption and delays in marketing our products.

8

We may not be able to collect receivables from customers who experience financial difficulties.

Our accounts receivable are derived primarily from distributors. We perform ongoing credit evaluations of our customers’ financial conditions but generally require no collateral from our customers. Reserves are maintained for potential credit losses, and such losses have historically been within such reserves. However, many of our customers may be thinly capitalized and may be prone to failure in adverse market conditions. Although our collection history has been good, from time to time a customer may not pay us because of financial difficulty, bankruptcy or liquidation. If global financial conditions have an impact on our customers’ ability to pay us in a timely manner, and consequently, we may experience increased difficulty in collecting our accounts receivable, and we may have to increase our reserves in anticipation of increased uncollectible accounts.

We could face increased competition in the future, which would adversely affect our financial performance.

The market in which we operate is very competitive. Our future financial performance is contingent on a number of unpredictable factors, including that:

•	some of our competitors have greater financial, marketing, and technical resources than we do;
•	we periodically face intense price competition, particularly when our competitors have excess inventories and discount their prices to clear their inventories; and
•	certain manufacturers of tablets and mobile phones offer products with built-in functions, such as Bluetooth wireless technology or barcode scanning, that compete with our products.

Increased competition could result in price reductions, fewer customer orders, reduced margins, and loss of market share. Our failure to compete successfully against current or future competitors could harm our business, operating results and financial condition.

If we do not correctly anticipate demand for our products, our operating results will suffer.

The demand for our products depends on many factors and is difficult to forecast as we introduce and support more products, and as competition in the markets for our products intensifies. If demand is lower than forecasted levels, we could have excess production resulting in higher inventories of finished products and components, which could lead to write-downs or write-offs of some or all of the excess inventories, and reductions in our cash balances. Lower than forecasted demand could also result in excess manufacturing capacity at our third-party manufacturers and in our failure to meet minimum purchase commitments, each of which may lower our operating results.

9

If demand increases beyond forecasted levels, we would have to rapidly increase production at our third-party manufacturers. We depend on suppliers to provide additional volumes of components, and suppliers might not be able to increase production rapidly enough to meet unexpected demand. Even if we were able to procure enough components, our third-party manufacturers might not be able to produce enough of our devices to meet our customer demand. In addition, rapid increases in production levels to meet unanticipated demand could result in higher costs for manufacturing and supply of components and other expenses. These higher costs could lower our profit margins. Further, if production is increased rapidly, manufacturing yields could decline, which may also lower operating results.

We rely primarily on distributors to sell our products, and our sales would suffer if any of these distributors stops selling our products effectively.

Because we sell our products primarily through distributors, we are subject to risks associated with channel distribution, such as risks related to their inventory levels and support for our products. Our distribution channels may build up inventories in anticipation of growth in their sales. If such growth in their sales does not occur as anticipated, the inventory build-up could contribute to higher levels of product returns. The lack of sales by any one significant participant in our distribution channels could result in excess inventories and adversely affect our operating results and working capital liquidity.

Our agreements with distributors are generally nonexclusive and may be terminated on short notice by them without cause. Our distributors are not within our control, are not obligated to purchase products from us, and may offer competitive lines of products simultaneously. Sales growth is contingent in part on our ability to enter into additional distribution relationships and expand our sales channels. We cannot predict whether we will be successful in establishing new distribution relationships, expanding our sales channels or maintaining our existing relationships. A failure to enter into new distribution relationships or to expand our sales channels could adversely impact our ability to grow our sales.

We allow our distribution channels to return a portion of their inventory to us for full credit against other purchases. In addition, in the event we reduce our prices, we credit our distributors for the difference between the purchase price of products remaining in their inventory and our reduced price for such products. Actual returns and price protection may adversely affect future operating results and working capital liquidity by reducing our accounts receivable and increasing our inventory balances, particularly since we seek to continually introduce new and enhanced products and are likely to face increasing price competition.

We depend on alliances and other business relationships with third-parties, and a disruption in these relationships would hinder our ability to develop and sell our products.

We depend on strategic alliances and business relationships with leading participants in various segments of the mobile applications market to help us develop and market our products. Our strategic partners may revoke their commitment to our products or services at any time in the future or may develop their own competitive products or services. Accordingly, our strategic relationships may not result in sustained business alliances, successful product or service offerings, or the generation of significant revenues. Failure of one or more of such alliances could result in delay or termination of product development projects, failure to win new customers, or loss of confidence by current or potential customers.

10

We have devoted significant research and development resources to design products to work with a number of operating systems used in mobile devices including Apple® (iOS), Google™ (Android™) and Microsoft® (Windows®). Such design activities have diverted financial and personnel resources from other development projects. These design activities are not undertaken pursuant to any agreement under which Apple, Google or Microsoft is obligated to collaborate or to support the products produced from such collaboration. Consequently, these organizations may terminate their collaborations with us for a variety of reasons, including our failure to meet agreed-upon standards or for reasons beyond our control, such as changing market conditions, increased competition, discontinued product lines, and product obsolescence.

Our intellectual property and proprietary rights may be insufficient to protect our competitive position.

Our business depends on our ability to protect our intellectual property. We rely primarily on patent, copyright, trademark, trade secret laws, and other restrictions on disclosure to protect our proprietary technologies. We cannot be sure that these measures will provide meaningful protection for our proprietary technologies and processes. We cannot be sure that any patent issued to us will be sufficient to protect our technology. The failure of any patents to provide protection to our technology would make it easier for our competitors to offer similar products. In connection with our participation in the development of various industry standards, we may be required to license certain of our patents to other parties, including our competitors that develop products based upon the adopted standards.

We also generally enter into confidentiality agreements with our employees, distributors, and strategic partners, and generally control access to our documentation and other proprietary information. Despite these precautions, it may be possible for a third-party to copy or otherwise obtain and use our products, services, or technology without authorization, develop similar technology independently, or design around our patents.

Effective copyright, trademark, and trade secret protection may be unavailable or limited in certain foreign countries.

We may become subject to claims of intellectual property rights infringement, which could result in substantial liability.

In the course of operating our business, we may receive claims of intellectual property infringement or otherwise become aware of potentially relevant patents or other intellectual property rights held by other parties. Many of our competitors have large intellectual property portfolios, including patents that may cover technologies that are relevant to our business. In addition, many smaller companies, universities, and individuals have obtained or applied for patents in areas of technology that may relate to our business. The industry is moving towards aggressive assertion, licensing, and litigation of patents and other intellectual property rights.

11

If we are unable to obtain and maintain licenses on favorable terms for intellectual property rights required for the manufacture, sale, and use of our products, particularly those products which must comply with industry standard protocols and specifications to be commercially viable, our results of operations or financial condition could be adversely impacted.

In addition to disputes relating to the validity or alleged infringement of other parties’ rights, we may become involved in disputes relating to our assertion of our own intellectual property rights. Whether we are defending the assertion of intellectual property rights against us or asserting our intellectual property rights against others, intellectual property litigation can be complex, costly, protracted, and highly disruptive to business operations by diverting the attention and energies of management and key technical personnel. Plaintiffs in intellectual property cases often seek injunctive relief, and the measures of damages in intellectual property litigation are complex and often subjective or uncertain. Thus, any adverse determinations in this type of litigation could subject us to significant liabilities and costs.

New industry standards may require us to redesign our products, which could substantially increase our operating expenses.

Standards for the form and functionality of our products are established by standards committees. These independent committees establish standards, which evolve and change over time, for different categories of our products. We must continue to identify and ensure compliance with evolving industry standards so that our products are interoperable and we remain competitive. Unanticipated changes in industry standards could render our products incompatible with products developed by major hardware manufacturers and software developers. Should any major changes, even if anticipated, occur, we would be required to invest significant time and resources to redesign our products to ensure compliance with relevant standards. If our products are not in compliance with prevailing industry standards for a significant period of time, we would miss opportunities to sell our products for use with new hardware components from mobile computer manufacturers and OEMs, thus affecting our business.

Undetected flaws and defects in our products may disrupt product sales and result in expensive and time-consuming remedial action.

Our hardware and software products may contain undetected flaws, which may not be discovered until customers have used the products. From time to time, we may temporarily suspend or delay shipments or divert development resources from other projects to correct a particular product deficiency. Efforts to identify and correct errors and make design changes may be expensive and time consuming. Failure to discover product deficiencies in the future could delay product introductions or shipments, require us to recall previously shipped products to make design modifications, or cause unfavorable publicity, any of which could adversely affect our business and operating results.

The loss of one or more of our senior personnel could harm our existing business.

A number of our officers and senior managers have been employed for more than twenty years by us, including our President, Chief Financial Officer, Vice President of Operations and Vice President of Engineering/Chief Technical Officer. Our future success will depend upon the continued service of key officers and senior managers. Competition for officers and senior managers is intense, and there can be no assurance that we will be able to retain our existing senior personnel. The loss of one or more of our officers or key senior managers could adversely affect our ability to compete.

12

The expensing of options will continue to reduce our operating results such that we may find it necessary to change our business practices to attract and retain employees.

Historically, we have used stock options as a key component of our employee compensation packages. We believe that stock options provide an incentive to our employees to maximize long-term stockholder value and, through the use of vesting, encourage valued employees to remain with us. The expensing of employee stock options adversely affects our net income and earnings per share, will continue to adversely affect future quarters, and will make profitability harder to achieve. In addition, we may decide in response to the effects of expensing stock options on our operating results to reduce the number of stock options granted to employees or to grant options to fewer employees. This could adversely affect our ability to retain existing employees and attract qualified candidates, and also could increase the cash compensation we would have to pay to them.

If we are unable to attract and retain highly skilled sales and marketing and product development personnel, our ability to develop and market new products and product enhancements will be adversely affected.

We believe our ability to achieve increased revenues and to develop successful new products and product enhancements will depend in part upon our ability to attract and retain highly skilled sales and marketing and product development personnel. Our products involve a number of new and evolving technologies, and we frequently need to apply these technologies to the unique requirements of mobile products. Our personnel must be familiar with both the technologies we support and the unique requirements of the products to which our products connect. Competition for such personnel is intense, and we may not be able to attract and retain such key personnel. In addition, our ability to hire and retain such key personnel will depend upon our ability to raise capital or achieve increased revenue levels to fund the costs associated with such key personnel. Failure to attract and retain such key personnel will adversely affect our ability to develop and market new products and product enhancements.

Our operating results could be harmed by economic, political, regulatory and other risks associated with export sales.

Our operating results are subject to the risks inherent in export sales, including:

•	longer payment cycles;
•	unexpected changes in regulatory requirements, import and export restrictions and tariffs;
•	difficulties in managing foreign operations;
•	the burdens of complying with a variety of foreign laws;
•	greater difficulty or delay in accounts receivable collection;
•	potentially adverse tax consequences; and
•	political and economic instability.

Our export sales are primarily denominated in Euros for our sales to European distributors. Accordingly, an increase in the value of the United States dollar relative to Euros could make our products more expensive and therefore potentially less competitive in European market. Declines in the value of the Euro relative to the United States dollar may result in foreign currency losses relating to collection of Euro denominated receivables if left unhedged.

13

Our operations are vulnerable to interruption by fire, earthquake, power loss, telecommunications failure, and other events beyond our control.

Our corporate headquarters is located near an earthquake fault. The potential impact of a major earthquake on our facilities, infrastructure, and overall business is unknown. Additionally, we may experience electrical power blackouts or natural disasters that could interrupt our business. Should a disaster be widespread, such as a major earthquake, or result in the loss of key personnel, we may not be able to implement our disaster recovery plan in a timely manner. Any losses or damages incurred by us as a result of these events could have a material adverse effect on our business.

Failure to maintain effective internal controls could have a material adverse effect on our business, operating results and stock price.

We have evaluated and will continue to evaluate our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires an annual management assessment of the design and effectiveness of our internal control over financial reporting. If we fail to maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our stock could drop significantly.

The sale of a substantial number of shares of our Common Stock could cause the market price of our Common Stock to decline.

Sales of a substantial number of shares of our Common Stock in the public market could adversely affect the market price for our Common Stock. The market price of our Common Stock could also decline if one or more of our significant stockholders decided for any reason to sell substantial amounts of our Common Stock in the public market.

As of August 18, 2017, we had 6,001,705 shares of Common Stock outstanding. Substantially all of these shares are freely tradable in the public market, either without restriction or subject, in some cases, only to S-3 prospectus delivery requirements and, in other cases, only to manner of sale, volume, and notice requirements of Rule 144 under the Securities Act.

As of August 18, 2017, we had 2,255,365 shares of Common Stock subject to outstanding options under our stock option plans, and 113,537 shares of Common Stock were available for future issuance under the plans. We have registered the shares of Common Stock subject to outstanding options and reserved for issuance under our stock option plans. Accordingly, the shares of Common Stock underlying vested options will be eligible for resale in the public market as soon as the options are exercised.

14

As of August 18, 2017, we had $752,625 in subordinated convertible notes payable from four-year notes maturing on September 4, 2017. Up to 972,884 shares of Common Stock could be issued for conversion of the notes plus all accrued interest as of the maturity date.

Volatility in the trading price of our Common Stock could negatively impact the price of our Common Stock. During the period from January 1, 2016 through August 18, 2017, our Common Stock price fluctuated between a high of $4.90 and a low of $1.82. We have experienced low trading volumes in our stock, and thus relatively small purchases and sales can have a significant effect on our stock price. The trading price of our Common Stock could be subject to wide fluctuations in response to many factors, some of which are beyond our control, including general economic conditions and the outlook of securities analysts and investors on our industry. In addition, the stock markets in general, and the markets for high technology stocks in particular, have experienced high volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Common Stock.

INFORMATION CONTAINED IN THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders listed in this prospectus are offering to sell, and seeking offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Common Stock.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements other than statements of historical facts included in this prospectus, including the statements under “Prospectus Summary” and elsewhere in this prospectus regarding our strategy, future operations, financial position, results of operations, cash flows, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “will,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this prospectus. Neither we nor any of the selling stockholders undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, ultimately we may not achieve such plans, intentions or expectations.

We disclose important factors that could cause our actual results to differ materially from our expectations under “Risk Factors” and elsewhere in this prospectus. Such factors include, among others, the following: our ability to raise sufficient capital to fund our operations, our ability to achieve profitability, developments in the market for our products, including the market for mobile computers that use the Windows Pocket PC operating system, developments in our relationships with our strategic partners, and world economic and financial conditions. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

15

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares sold under this prospectus. The conversion of the Subordinated Convertible Notes will relieve the Company of up to $1,216,109 in obligations that would otherwise be paid to note holders in cash (maximum of 972,884 shares of Common Stock at a conversion price of $1.25 per share). All proceeds from the sale of the shares will be for the account of the selling stockholders. See “Selling Stockholders” and “Plan of Distribution.”

SELLING STOCKHOLDERS

The shares of Common Stock covered by this prospectus consist of shares issuable upon the conversion of the principal and accrued interest under the Subordinated Convertible Notes discussed above. Such principal and accrued interest may be converted into Common Stock by the holder of a Subordinated Convertible Note at any time. The shares of Common Stock obtained upon such conversion may then be sold by the holder under this prospectus. The registration statement of which this prospectus is a part has been filed in accordance with the terms of the Subordinated Convertible Notes. The table below sets forth, to our knowledge, information about the selling stockholders as of August 10, 2017.

We do not know when or in what amounts any selling stockholders may offer shares for sale. The selling stockholders may sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of shares that will be held by the selling stockholders after completion of this offering. For purposes of this table, however, we have assumed that, after completion of this offering, none of the shares covered by this prospectus will be held by the selling stockholders. Such shares are subject to limitations on sale pursuant to an agreement between us and the selling stockholders as described below under “Plan of Distribution.”

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of our Common Stock. Unless otherwise indicated below, to our knowledge, the selling stockholders named in the table have sole voting and investment power with respect to the shares of Common Stock beneficially owned by them. The number of shares of Common Stock beneficially owned prior to the offering shown in the table for each selling stockholder includes (i) all shares held by the selling stockholder prior to the issue of the Subordinated Convertible Notes, plus (ii) all shares issuable upon conversion of principal and accrued interest under the Subordinated Convertible Notes through and being offered pursuant to the prospectus.

Throughout this prospectus, when we refer to the “selling stockholders,” we mean the persons listed in the table below, as well as any pledgees, donees, assignees, transferees, successors and others who may later hold any selling stockholder’s interests, and, when we refer to the shares of our Common Stock being offered by this prospectus on behalf of the selling stockholders, we are referring to the shares of our Common Stock issuable upon the conversion of principal and accrued interest under the Subordinated Convertible Notes, collectively, unless otherwise indicated.

16

The selling stockholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their shares of Common Stock since the date as of which the information in the table below is presented. Information about the selling stockholders may change over time.

			Shares Beneficially Owned
	Shares Beneficially Owned Prior to	Number of Shares	Shares Beneficially Owene After Offering
Name	Offering	Being Offered	Number	Percent(1)
The Bass Trust (2)	470,224	854,927	1,325,151	21.2%
Gisela Bender (3)	--	28,409	28,409	*
Charles C. Emery, Jr (4)	51,200	29,841	81,041	1.3%
Lee Baillif (5).	132,473	29,841	162,314	2.6%
Leon Malmed (6)	76,450	29,866	106,316	1.7%

____________________

 * Less than 1%.

(1)	Based upon 6,001,705 shares of Common Stock outstanding as of the close of business on August 18, 2017 in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.

(2)	Includes 237,000 shares of Common Stock subject to options exercisable by Charlie Bass within 60 days of August 10, 2017. The Bass Trust is a family trust for Charlie Bass, Chairman of the Board of Socket Mobile. Mr. Bass is the custodian of The Bass Trust and has voting control and beneficial ownership of the Trust.
(3)	Ms. Bender is the assignee for the Subordinated Convertible Note formerly held by the Kevin and Frances Mills Trust dtd 04/10/2003 Mr. Mills is President and Chief Executive Officer of Socket Mobile. Ms. Bender is not affiliated with the Company.
(4)	Consists of 51,200 shares of Common Stock subject to options exercisable by Charles C. Emery, Jr. within 60 days of August 10, 2017. Mr. Emery is a former director of the Company who retired from the Board on June 14, 2017.
(5)	Consists of 131,115 shares of Common Stock subject to options exercisable by Lee Baillif within 60 days of August 10, 2017. Mr. Baillif is Vice President of Operations of the Company.
(4)	Consists of 76,450 shares of Common Stock subject to options exercisable by Leon Malmed within 60 days of August 10, 2017. Mr. Malmed is a former director of the Company who retired from the Board on May 15, 2014.

PLAN OF DISTRIBUTION

We are registering shares of Common Stock that may be issued upon conversion of principal and accrued interest under the Subordinated Convertible Notes for resale on behalf of the selling stockholders. These shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected at various times in one or more of the following transactions, or in other kinds of transactions:

•	transactions on the Nasdaq Capital Market or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which the Common Stock may be listed or quoted at the time of sale;
•	privately negotiated transactions and transactions otherwise than on these exchanges or systems;

17

•	one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the shares of our Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;
•	ordinary brokerage transactions or transactions in which a broker solicits purchasers;
•	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;
•	pledges to secure or in payment of debt and other obligations, including pledges to brokers or dealers who may from time to time effect distributions of shares of our Common Stock and, in the case of any collateral call or default on such loan or obligation, pledges or sales of shares of our Common Stock by such pledgees or secured parties;
•	in connection with short sales of shares of our Common Stock;
•	through distribution by a selling stockholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);
•	through the writing of options, whether the options are listed on an options exchange or otherwise;
•	in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or
•	distributions to creditors of the selling stockholders; and
•	through a combination of the foregoing, or any other available means allowable under applicable law.

The selling stockholders and their successors, including their transferees, pledgees or donees or their successors, may sell the shares directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers. Discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

We will pay substantially all of the expenses incurred by the selling stockholder incident to the registration of the offering and sale of the securities covered by this prospectus.

18

LEGAL MATTERS

Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California will pass upon certain legal matters relating to the validity of the securities offered hereby.

EXPERTS

Sadler, Gibb & Associates, LLC, independent registered public accounting firm, have audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, as set forth in their report, which is incorporated by reference in this prospectus and registration statement. Our financial statements are incorporated by reference in reliance on Sadler, Gibb & Associates, LLC report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act with respect to the shares of Common Stock offered hereby. This prospectus does not contain all of the information included in the registration statement. Statements in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed by us with the Commission are not necessarily complete. You should refer to the copies of these documents for a more complete understanding of the matters involved. Each statement concerning these documents is qualified in its entirety by such reference.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and, accordingly, file reports, proxy statements and other information with the Commission. Copies of our reports, proxy statements and other information also may be inspected and copied at the Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the Commission at 1-800-SEC-0330 for further information about the operation of the public reference room. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. You can also find these documents through our own web site which is located at http://www.socketmobile.com. Information included on our web site is not a part of this prospectus or any prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you in this document by referring you to other filings we have made with the SEC. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the Commission will update and supersede this information. In this instance, we are incorporating by reference the documents and information listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, prior to the completion of the offering covered by this prospectus:

19

(1)            Our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Commission on March 24, 2017.

(2)               Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the Commission on May 12, 2017.

(3)               Our Quarterly Report on on Form 10-Q for the quarter and six months ended June 30, 2017 filed with the Commission on August 11, 2017.

(4) Our current reports on Form 8-K filed with the Commission on February 15, 2017, March 21, 2017, April 27, 2017, May 5, 2017, June 14, 2017, and July 27 2017.

(5) The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the Commission on April 11, 1995, as amended by our Registration Statement on Form 8-A/A filed with the Commission on June 15, 1995.

For the purposes of this prospectus, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to any person, including any beneficial owner, to whom a prospectus is delivered, a copy of any of the information which has been incorporated by reference into this prospectus at no cost upon an oral or written request to:

Socket Mobile, Inc.

39700 Eureka Drive

Newark, CA 94560

Attention: David W. Dunlap

Phone: (510) 933-3035

20

 972,884 Shares

SOCKET MOBILE, INC.

____________________

COMMON STOCK
____________________

 PROSPECTUS

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

August 18, 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The Registrant will bear no expenses in connection with any sale or other distribution by the selling stockholders of the shares being registered, other than the expenses of preparation and distribution of this Registration Statement and the Prospectus included in this Registration Statement. Such expenses are set forth in the following table. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Amount To Be Paid
Commission registration fee	$463.43
Legal fees and expenses	7,000.00
Accounting fees and expenses	2,500.00
Total	$9,963.43

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “Delaware Law”) authorizes a court to award, or a corporation’s Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. As permitted by Section 102 of Delaware Law, Article VII of the Registrant’s Certificate of Incorporation and Article VI of the Registrant’s Bylaws provide for indemnification of and advancement of expenses to the Registrant’s directors and officers and authorize indemnification of employees and other agents to the maximum extent permitted by Delaware Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors and certain stockholders.

Pursuant to Section 145(a) of the DGCL, the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the Registrant’s company or is or was serving at the Registrant’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. Pursuant to Section 145(b) of the DGCL, the power to indemnify also applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit. Pursuant to Section 145(b), the Registrant shall not indemnify any person in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The power to indemnify under Sections 145(a) and (b) of the DGCL applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (ii) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

II-1

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The indemnification provisions contained in the Registrant’s certificate of incorporation and bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the Registrant will maintain insurance on behalf of the Registrant’s directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

Item 16. Exhibits1

Exhibits
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
10.1[1]	Form of the Subordinated Convertible Note issued on September 4, 2013 to replace notes plus accrued interest originally issued on August 12, 2012.
10.2[1]	Form of the Subordinated Convertible Note issued on September 4, 2013 to replace notes plus accrued interest originally issued on various dates in November and December 2012.
23.1	Consent of Sadler, Gibb & Associates LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).
24.1	Power of Attorney (see page II-5).

____________________

1	Incorporated by reference to exhibits filed with Registrant’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission on September 10, 2013.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

____________________

 1 Note to Company: Please confirm whether there is a Registration Rights Agreement still applicable to these notes.

II-2

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of in the Registration Statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) ( § 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of effective date.

II-3

(b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)       The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newark, State of California, on the 18th day of August, 2017.

SOCKET MOBILE, INC.

By: /s/ David W. Dunlap___________________

David W. Dunlap

Chief Financial Officer and

Vice President of Finance and Administration

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Kevin J. Mills and David W. Dunlap, and each one of them, individually and without any other, his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 18th day of August, 2017 by the following persons in the capacities indicated.

Signature	Title
/s/ Kevin J. Mills Kevin J. Mills	President and Chief Executive Officer (Principal Executive Officer), and Director

/s/ Charlie Bass Charlie Bass	Chairman of the Board

/s/ David W. Dunlap David W. Dunlap	Vice President of Finance and Administration, Chief Financial Officer (Principal Financial and Accounting Officer) and Director

/s/ Brenton Earl MacDonald Brenton Earl MacDonald	Director

II-5

/s/ Nelson C. Chan Nelson C. Chan	Director

/s/ William L. Parnell, Jr. William L. Parnell, Jr.	Director

II-6

EXHIBIT INDEX

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
10.1[1]	Form of the Subordinated Convertible Note issued on September 4, 2013 to replace notes plus accrued interest originally issued on August 12, 2012.
10.2[1]	Form of the Subordinated Convertible Note issued on September 4, 2013 to replace notes plus accrued interest originally issued on various dates in November and December 2012.
23.1	Consent of Sadler, Gibb & Associates LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).
24.1	Power of Attorney (see page II-5).

____________________

1	Incorporated by reference to exhibits filed with Registrant’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission on September 10, 2013.

II-7